Exhibit 99.1

UNITED STATES DISTRICT COURT

EASTERN DISTRICT OF NEW YORK

NUAXESS 2, INC., Plaintiff, -against- ACRISURE LLC d/b/a CONNOR GROUP INSURANCE AGENCY, Defendants.	Case No.: COMPLAINT WITH JURY DEMAND

Plaintiff NUAXESS 2, INC., by its undersigned counsel, complaining of defendant ACRISURE LLC d/b/a Connor Group Insurance Agency, state as follows:

NATURE OF THE ACTION

1. As set forth herein, Plaintiff learned that Defendant, while acting as a referral agent for Plaintiff, deliberately misrepresented the qualifications of prospective clients of Plaintiff’s staffing business, and further tortiously instructed Plaintiff’s prospective clients to misrepresent material qualifications required to become Plaintiff’s employee.

2. As a consequence of Defendant’s breach of the parties’ contract, Plaintiff has been damaged in an amount to be determined at trial, but not less than $100,000,000.00.

PARTIES

3. Plaintiff NuAxess 2, Inc. (“NuAxess”) is a corporation formed under the laws of the State of Delaware with its principal place of business in Garland, Texas.

4. Defendant Acrisure LLC d/b/a Connor Group Insurance Agency (“Acrisure”) is a limited liability company formed under the laws of the State of Michigan, authorized to do business in New York, with its domestic principal place of business in Lake Success, New York.

JURISDICTION AND VENUE

5. Personal jurisdiction over the defendant herein is derived by virtue of the location of Defendant’s business in the state of New York as well as Defendant’s registration to do business in the State of New York.

6. Subject matter jurisdiction is based on diversity of citizenship between the parties pursuant to 28 U.S.C. § 1332(a)(1) and that the amount in controversy exceeds $75,000.00.

7. Venue herein is based upon the local business offices of Defendant.

FACTS COMMON TO ALL COUNTS

A. The Parties’ Businesses

8. Plaintiff provides consulting and staffing services related to employee benefits, insurance, and financial services.

9. Plaintiff also provides technology innovations and affordable major medical health insurance plans and other employee benefit products and services through its service platforms.

10. One such benefit product that Plaintiff provides is its NuAxess Healthcare Plan (“NHP”), which is a proprietary self-insured health plan that is ERISA-qualified.

11. The NHP includes, inter alia, wellness and prevention programs, employee health saving accounts, transparency in provider costs and claims data, and shared savings programs.

12. Plaintiff provides employers and employees with valuable aggregated HIPAA-compliant data through Plaintiff’s employer of record staffing companies, use of contracted professional employer organization services, and its proprietary healthcare account administration.

13. This aggregated HIPAA-compliant data can be used to analyze and evaluate healthcare services used to support medical reinsurance stop-loss risk taking business via captive reinsurance companies.

14. Defendant provides financial services solutions for insurance, reinsurance, real estate and cyber services, and asset and wealth management.

B. The Parties’ Business Arrangement

15. Plaintiff and Defendant entered into a contract titled “Referral Agreement” dated May 3, 2021 (the “Agreement”) (see Exhibit 1).

16. Pursuant to the Agreement, Plaintiff provided comprehensive programs to customers Defendant referred to Plaintiff.

17. Plaintiff administered these programs through Plaintiff’s vendors.

18. The Agreement requires Defendant to refer customers to Plaintiff who will engage Plaintiff’s staffing platform that includes health insurance placement for the customers.

19. Plaintiff agreed to directly bill referred customers for staffing fees, and Plaintiff also agreed to handle collections. In return for Defendant’s referrals, Plaintiff agreed to pay Defendant commissions on all new and renewal business (i.e., referred customers) at the rate of $35.00 per customer employee per month.

20. A “customer” may be a business entity or a natural person; however, a “customer employee” or “employee” under the Agreement refers to an individual natural person.

21. Plaintiff’s primary service under the Agreement is the provision of health claim administration and resolution on behalf of employees.

22. For this reason, and as was known to Defendant, Plaintiff screens potential employees through the use of a Special Risk Questionnaire (“SRQ”), so that the health status of potential employees can be known, which circumstance bears directly on (a) the cost of staffing fees, and (b) whether an employee or group will be accepted by Plaintiff as employees in the first instance.

23. As part of each referral of customers to Plaintiff, the Agreement obligated Defendant to provide critical documentation and information to Plaintiff to assess viability and properly price its charges for the NHP to those customers.

24. An essential document Defendant provided to Plaintiff in connection with and material to each referral was a current and accurate census of persons intended to join the NHP, including their names and social security numbers.

25. Defendant regularly failed to provide a complete census list, but usually forwarded an abbreviated list which distorted the true number in the customer group and concealed attendant risks.

26. Further during the referral process, Defendant provided Plaintiff with renewal quotes for respective customer groups, the content of which Defendant assured Plaintiff was accurate and current.

27. Defendant also failed to disclose the current renewal quotes for the groups and provided stale and misleading information with the result of causing Plaintiff to accept the referral groups and at artificially lower rates.

28. Defendant knew that Plaintiff’s criteria for customer groups required limited or minimal special risk factors.

29. Defendant expressed to Plaintiff on a number of occasions that a customer group was “virgin” or “clean,” which was to say a that the group was either a new group of applicants without any prior claim history or known health concerns or a very healthy group.

30. Despite such claims, Defendant repeatedly referred customers to Plaintiff who had prior coverage and health problems. Plaintiff has learned that Defendant instructed such potential customers to provide information in the SQRs stating falsely that such customers did not have any health conditions or prior health conditions.

31. Defendant’s agents and representatives are well aware from decades of insurance industry practice and from multiple discussions with Plaintiff’s principals, that risk factors weigh heavily in determining whether and at what price Plaintiff will agree to staff employees through NuAxess as referred by Defendant.

32. Defendant is also aware of the onboarding prerequisites NuAxess requires for potential referrers to join NuAxess.

33. Defendant is also aware that Plaintiff is a self-funded, self-insured staffing company whose business model depends and materially relies on accurate information concerning prospective employees.

34. Defendant is also aware that NuAxess is not an insurance company and is no place for “Special Risk” employees.

35. Accordingly, the Agreement contains a specific provision (4-b) anticipating and highlighting this understanding between the parties, whereby Defendant agreed to provide Plaintiff with details of any fact that could bear on the issue of employee risk:

Referrer agrees to promptly report, with full details, to NuAxess 2 any fact, occurrence, or incident that may result in an increased risk of loss to NuAxess 2 or any insurer with which insurance was placed under this Agreement. Without limitation, Referrer agrees to report any subsequent information regarding such claim or loss to NuAxess 2 and to cooperate with adjusters and attorneys appointed by NuAxess 2 to investigate, adjust, or defend any claim or loss or to collect any unpaid premiums.

36. This provision requires Defendant to advise Plaintiff, promptly, that a proposed employee, or group of employees, pose an undue and avoidable risk to Plaintiff’s business.

37. If employees’ health claims exceeded Plaintiff’s revenues, Plaintiff’s business would be in jeopardy.

38. The Agreement requires Defendant to provide information affecting risk that might otherwise be withheld by prospective employees eager to find discounted health claim coverage.

39. During the vetting process, prospective customers must respond and sign off on the SRQ that inquires specifically about a company’s employees’ (and their related and covered dependents’) health histories, particularly as to debilitating conditions.

40. The SRQ further asks about and employee’s prior work attendance history to gauge the risk Plaintiff might take in staffing an employee for claims benefits.

41. As indicated, each company is required to submit a “Census,” which is a fully detailed list of all full-time employees that will be covered by the staffing contract with NuAxess.

42. In addition, each company is also required to provide the cost renewal proposal for their current health insurance.

43. Defendant is aware that this information must be accurate and honest in order for NuAxess to decide if the company would choose to staff that prospective individual company.

44. Prior to quoting and onboarding, companies with prospective employees must provide NuAxess – through Defendant – with truthful and accurate (a) responses to the SRQ, (b) renewal cost proposal(s) for company’s current healthcare plan, (c) Census, and (d) updates to the SRQ and Census when new employees of that company are onboarded.

45. Defendant must verify the foregoing, following industry standards and procedures, and provide NuAxess with additional material and knowledge so that NuAxess can make a proper determination of whether to staff these potential future employees.

46. Defendant must also advise Plaintiff of any information that might bear on the SRQs and Census provided by the customers Defendant refers and for which Defendant receives valuable commissions from Plaintiff.

C. Events Following Execution of the Agreement

47. Soon after the Agreement was signed in early May 2021, Defendant began to refer customers to Plaintiff for staffing and Plaintiff began paying commissions to Defendant.

48. Among Defendant’s referred groups were employees from the following businesses:`

1.	KLJD Consulting

2.	Blossoming Apparel LLC

3.	Amityville Payroll Service

4.	Carol Joy Family Properties LLC

5.	WS Wilson Corp.

6.	Pelham Lumber and Mason Supply Co., Inc.

7.	The Blinc Group Inc.

8.	Rosenblum Newfield LLC

9.	Adler Windows

49. Each of these company groups returned a “clean” SRQ through Acrisure to Plaintiff.

50. Acrisure obtained and reviewed SRQs from each of these then-prospective companies and returned an SRQ that did not divulge a single risk associated with any one of the hundreds of employees they sought to be staffed though Plaintiff.

51. Further, each of these companies submitted a Census, again through Acrisure, that was later found to contain less employees than ultimately were covered under the staffing agreements and NHP, as well as part-time employees and non-employees who were not eligible for coverage under the NHP by statute, which was known to Acrisure.

52. Relying on the SRQs and Censuses provided by these groups and further on Defendant’s agreement to “promptly report, with full details, to NuAxess 2 any fact, occurrence, or incident that may result in an increased risk of loss to NuAxess 2,” Plaintiff accepted the employees and provided staffing services, including health claim administration and resolution.

53. Plaintiff also began paying Defendant sizeable commissions for placing these companies’ employees with Plaintiff.

D. Substantial Health Claims Begin

54. Only months later in early 2022, these companies began submitting substantial health claims, though each had provided clean SRQs indicating no prior serious ailments among their employees.

55. Plaintiff then learned that many of the companies Defendant referred were engaged in wholesale misrepresentation with Defendant.

56. Plaintiff found that many companies (a) submitted false SRQs as omitting the fact of existing at-risk (seriously ill) employees, (b) added at-risk employees after an SRQ submission, and (c) included outside individuals to the NHP who were not full-time employees of the companies.

57. Egregious examples of such misconduct were found with the following four companies Defendant referred:

1.	The Blinc Group: The Blinc Group joined NuAxess 2 on April 1, 2022, and was referred by Acrisure’s principal, Chris Connor. Based on communications with Mr. Connor, as well as a “clean” SRQ submitted by the Blinc Group, NuAxess submitted its cost proposal to the company on March 1, 2022. NuAxess issued an invoice for March services covering 12 co-employees of the Blinc Group, then in April 2022 the co-employee count increased to 16, without any amendment to the SRQ. Most notably, the principal of the Blinc Group belatedly joined NuAxess and promptly began filing enormous health coverage claims, despite claiming to have no prior health issues. The submitted Census also included individuals who were not full-time employees of Blinc.

2.	Rosenblum Newfeld LLC: Rosenblum Newfeld LLC was referred by Acrisure’s broker Mr. Oliveri and joined NuAxess 2 through a Staffing Agreement dated October 29, 2021. Rosenblum Newfeld LLC submitted a 100% clean SRQ on August 25, 2021, before being onboarded by NuAxess. NuAxess has learned that one employee of Rosenblum Newfield LLC (as indicated on Page 4 of their SRQ) listed her health election as “employee + children,” but secretly enrolled her husband to avoid disclosure on the company’s SRQ, which was 100% clean. Six months after joining the NuAxess Plan, the husband underwent a kidney transplant – a $475,000 procedure — for which there is an average waiting time of 3-5 years (https://www.kidney.org/atoz/content/transplant-waitlist). Rosenblum Newfeld LLC also submitted large pharmacy bills for payment that related to filled prescriptions occurring before the company was covered by the NuAxess plan.

3.	Pelham Lumber and Mason Supply Co., Inc.: Despite being referred by Acrisure, this Company never actually submitted an SRQ. Nonetheless, this company has submitted an extensive number of claims since the inception of the NuAxess Plan for employees taking hypertension, high cholesterol, mental health, and anti-inflammatory medications.

4.	Adler Windows: Adler Windows submitted an SRQ signed by its CFO on March 7, 2022. According to the Adler Windows SRQ responses, not a single employee listed on their Employee Census was identified as an individual who should be disclosed as a special risk, yet one employee incurred over $255,000 in claims within three months of the term’s commencement. The fact that several substantial claims from several employees were presented immediately after the term commencement belied Adler Windows’s signed assertion that there were no special risk employees at Adler Windows when the SRQ responses were submitted. Further, Nuaxess was provided with two documents by Adler Windows in March 2022, a Census Document and Benefit Invoice. Both of these documents list just 30 employees of Adler Windows as of February 2022, while the Employee Census you provided lists over 140 full-time employees at that time.

58. These are examples of groups that professed to have no “Special Risk” employees, but who obviously did.

59. These groups and Defendant also misidentified part-time and non-employees on their Census as full-time employees.

60. Acrisure not only failed to advise NuAxess that any of these groups posed risk to Plaintiff, but actively withheld this critical information from NuAxess.

61. Acrisure presented these companies to NuAxess as though each fit the NuAxess business model, that each posed little risk of claim activity.

62. The focus of communications between the Defendant and Plaintiff during the first year of the Agreement was solely on Plaintiff’s business model and operations, which Defendant scrutinized through counsel in December 2021 and January 2022, months after the Agreement had been signed and both parties were performing at a brisk pace.

E. Defendant’s Scheme to Defraud Plaintiff

63. Through 2022, it became apparent that nearly every company Defendant referred submitted clean SRQs that grossly misrepresented the health conditions of the customers.

64. These companies also submitted a Census that was incomplete and failed to identify all full-time employees entering the NuAxess plan.

65. In January 2023, Plaintiff was advised by an informant that Defendant had and continued to instruct customers to submit false information to Plaintiff to obtain medical coverage and avoid paying high premiums for their at-risk prospective employees, so that Defendant could realize substantial commission payments.

66. Defendant shuttled employees who had been rejected by established insurance carriers or viewed as “high risk” to NuAxess for Defendant’s continued commission payments.

67. Acrisure referred only the riskiest clients to NuAxess, and then conspired with clients to hide the truth that the proposed employees presented enormous potential costs for NuAxess.

F. Termination of the NuAxess Plan

68. Defendant’s deception and bad faith ultimately caused the termination of all staffing contracts and cancellation of the NuAxess staffing platform on December 31, 2022.

69. Throughout 2022, NuAxess made best efforts to pay mounting claims while endeavoring to collect staffing fees from clients.

70. The avalanche of unforeseen claim expenses as a result of Acrisure’s deception forced Plaintiff to terminate staffing contracts and cancel the NuAxess staffing platform.

71. The Agreement requires Defendant to disgorge its commissions upon cancellation of the Nuaxess staffing platform (3-c):

In case of cancellation of staffing platform that includes an insurance policy due to Customer non-payment of fees, Referrer shall return on a pro-rata basis commissions on canceled policies or on any return premium at the same rate as such Referrer commissions were originally paid.

72. Due to Defendant’s breach of the Agreement, Plaintiff was unable to continue its business, has sustained a significant loss in market value and deterioration of profit, and is unable to fund claims coverage.

FIRST CAUSE OF ACTION

(Breach of Contract)

73. Plaintiff repeats and realleges the statements set forth hereinabove as though fully stated herein and further alleges as follows.

74. The Agreement constitutes a valid and binding contract between Plaintiff and Defendant.

75. Plaintiff materially performed its obligations pursuant to the Agreement, including without limitation, the payment of commissions to Acrisure.

76. Defendant failed to perform and thereby breached the Agreement, including without limitation, as follows:

1.	failure to advise or inform Plaintiff of facts, occurrences, or incidents that may result in an increased risk of loss to NuAxess that were known to Defendant;

2.	deliberately instructing clients to provide Nuaxess 2 with falsified documents, including “clean” SRQ’s and incorrect Censuses; and

3.	failing to repay commissions upon cancellation of the Nuaxess Plan.

77. Plaintiff has been damaged by Defendant’s breach in an amount to be proven at the trial of this action, but in no event less than $100,000,000.00.

DEMAND FOR RELIEF

Wherefore, Plaintiff demands judgment against Defendant as follows:

A. On the FIRST CAUSE OF ACTION in an amount to be determined at trial of this action but in no event less than the sum of One Hundred Million Dollars ($100,000,000.00), together with interest accrued at the statutory from the date of breach;

B. Reasonable attorney’s fees incurred by Plaintiff in connection with its prosecution of this action;

C. The costs and disbursements of this action; and

D. Such other, further, and different relief as the Court may deem just and proper.

DEMAND FOR TRIAL BY JURY

Pursuant to Rule 38(b) of the Federal Rules of Civil Procedure, the plaintiff demands a trial by jury on all questions of fact raised by the First Amended Complaint.

CERTIFICATION AND CLOSING

Under Fed. R. Civ. P. 11, by signing below, I certify to the best of my knowledge, information and belief that this complaint: (1) is not being presented for an improper purpose, such as to harass, cause unnecessary delay or needlessly increase the cost of litigation; (2) is supported by existing law or by a non-frivolous argument for extending, modifying or reversing existing law; (3) the factual contentions have evidentiary support or, if specifically so identified, will likely have evidentiary support after a reasonable opportunity for further investigation and discovery; and (4) the complaint otherwise complies with the Requirements of Rule 11.

Dated:	New York, New York
	February 14, 2023	WOODS LONERGAN PLLC

		By:	Lawrence Lonergan, Esq. [LL4744]
60 East 42nd Street, Suite 1410
New York, NY 10165
(212) 684-2500
llonergan@wlesq.com
Attorneys for Plaintiff